FORM 8-K

                                   AMENDMENT #1

                        SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 1996

                              CHANCELLOR CORPORATION
                (Exact Name of Registrant as specified in its charter

Massachusetts               0-11663                  04-2626079
(State or other             (Commission              (IRS Employer
 jurisdiction of             File Number)             Identification No.)
 incorporation)

745 Atlantic Avenue, Boston, Massachusetts           02111
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (617) 728-8500

                                         N/A
(Former name or former address, if changed since last report)

Item 4.           Change of Accountants.

(1) On December 26, 1996 the Company's accountants, Deloitte & Touche LLP, advised the Company that the client-auditor relationship had ceased.

(2) The independent accountant's reports of Deloitte & Touche LLP on the Company's consolidated financial statements for the years ended December 31, 1995 and 1994 each expressed an unqualified opinion and included emphasis paragraphs related to substantial doubt about the Company's ability to continue as a going concern.

(3) The Company commenced soliciting bids from accountants in August, 1996 and expects to complete the selection process in the near future.

(4) During the years ended December 31, 1995 and 1994, and the subsequent interim period through December 26, 1996 (the date of Deloitte & Touche LLP's resignation as the Company's independent accountants), there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any "reportable events" with the accountants as described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7.      Financial Statements, Pro Form Financial
             Information and Exhibits

c) Exhibits

             16. Letter from Deloitte & Touche LLP dated January 9, 1997 regarding change in certifying accountant.

                                      SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHANCELLOR CORPORATION



                                           By: /s/ John J. Powell
                                               John J. Powell
                                               President and Chief Executive
                                               Officer

                                       Exhibit

Deloitte & Touche LLP
[Graphic Symbol]
                                 125 Summer St. Telephone: 617 261-8000
                                 Boston, MA 02110-1617 Facsimile: 617 261-8111

January 9, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We were previously engaged as independent certified public accountants for Chancellor Corporation. Our engagement as independent certified public accountants ceased on December 26, 1996. We have read Item 4 of the Company's Report on Form 8-K, Amendment No. 1 (the "Form 8-K"), dated December 26, 1996 and have the following comments:

1. We agree with the statements made in paragraphs numbered (1), (2) and (4).

2. We have no basis of agreeing or disagreeing with the statements made in paragraph numbered (3).

Yours truly,



/s/ Deloitte & Touche LLP

Deloitte Touche
Tohmatsu
International